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                                                               EXHIBIT 23.4

                       CONSENT OF DIRECTOR APPOINTEE

   The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Spinnaker Exploration Company Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of Spinnaker Exploration Company effective on completion of the offering of common stock as contemplated by the Registration Statement.

/s/ Michael E. McMahon
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Michael E. McMahon                                 Dated: September 9, 1999